UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 4, 2022

ITEM 9 LABS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-54730	96-0665018
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2727 N 3rd Street, Suite 201, Phoenix AZ 85004 (Address of principal executive offices and zip code)

1-833-867-6337

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

Lawrence Taylor – Appointment

The biography for Mr. Taylor is forth below:

On December 14, 2021, the Board appointed Mr. Lawrence Taylor as an independent member of the Company’s Board of Directors. The Board determined Mr. Taylor qualifies as a “financially sophisticated audit committee member” as defined in the NASDAQ listing standards.

Mr. Taylor, 57, brings a diverse perspective to the boardroom combining deep financial expertise, strategy, and governance to deliver thoughtful questions and insights that help drive informed decisions. As a C-level executive, advisor, and board member with more than 30 years of business experience, he has guided organizations through complex restructurings, acquisitions, corporate development activities and capital transactions totaling over $15 billion. Since 2004, Mr. Taylor has served as President of Taylor Strategy Group, a business consulting practice he owns and operates. From 2018 to present, Mr. Taylor has served on the board of Barrie House Coffee and from 2014 to present he has served on the board of CLP Holdings III, LLC. At Barrie House Coffee, he chairs the M&A committee and serves on the Strategic Planning Committee. Previously, he served on the boards and committees (M&A, Strategic Planning, Restructuring, Finance and Compensation) of multiple companies. He has also served as a Board Member and Treasurer on the Finance and Compensation Committees for Sojourner Center and from 2013 to 2015 as a Board Member and Treasurer for E Tabs Manufacturing. From 2004 to 2013, Mr. Taylor was a Partner and Managing Director with Odyssey Capital Group, a Phoenix based business. Mr. Taylor holds a Bachelor of Science degree in Finance from Louisiana Tech University

Family Relationships

Mr. Taylor is not related to any Officer or Director of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Eric Kutscher – Appointment

On December 14, 2021, the Board appointed Dr. Eric Kutscher as an independent member of the Company’s Board of Directors.

The biography for Dr. Kutscher is set forth below:

Dr. Kutscher, 46, has over 25 years of experience leading high performing teams and being a thought leader in the delivery of patient centered healthcare, research, academia, and leadership. Dr. Kutscher started his career in academic psychiatry and pharmacology where he progressed through the promotion and tenure process to become a full clinical professor at three different universities. In 2013, Dr. Kutscher retired from his academic role to pursue healthcare executive opportunities and consulting. From 2004 to present, Dr.. Kutscher has been founder and principal of a consulting company where he has consulted with well-known companies such as SpotRx/MedAvail, MeMD, UAMC, UArizona/SinfroniaRx, TribalEM/Tribal Health, San Carlos Apache Healthcare, Pill Nurse, Walgreens, Connections Health Solutions, and various legal firms. From 2019 to present, Dr. Kutscher has been the Senior Director for Clinical Operations and Pharmacy Services for Arizona Oncology Associates, the largest privately held Oncology practice in the state of Arizona, where he was hired to provide change leadership. From 2015-2017, Dr. Kutscher was Chief Clinical Officer and Vice President of Operations at San Carlos Apache Healthcare corporation.

 Dr. Kutscher received his Pharmacy Doctorate (PharmD) from the University of Iowa and completed his Psychopharmacology residency at The University of Missouri – Kansas City and Western Missouri Mental Health Center where he was the chief resident. Dr. Kutscher received his MBA focused on Entrepreneurial Leadership from the University of Sioux Falls and completed an Advanced Executive Leadership Certificate Program at the University of Arizona.

Family Relationships

Dr. Kutscher is not related to any Officer or Director of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Section 7 - Regulation FD

Item 7.01.	Regulation FD Disclosure.

On January 4, 2022, the Company issued a press release, attached as Exhibit 99.1, announcing the Company appointing two new independent directors. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press release dated January 4, 2022, announcing the Company appointing two new independent Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITEM 9 LABS CORP.

Dated: January 4, 2022	By:	/s/ Robert Mikkelsen
Robert Mikkelsen
Chief Financial Officer